Exhibit 99.1

For Immediate Release

Jive Software Announces First Quarter 2012 Financial Results

•	1Q total revenue of $25.3 million, up 58% year-over-year

•	1Q total billings of $28.2 million, up 52% year-over-year

•	1Q cash flow generated from operations of $2.1 million

•	Recent launch of the next generation Jive platform and Try Jive 30-day free trial, set the stage for accelerated social business software adoption and expansion of market leadership position

Palo Alto, Calif. – May 8, 2012 — Jive Software, Inc. (NASDAQ: JIVE), today announced financial results for its first quarter ended March 31, 2012.

“The first quarter was a strong start to 2012, highlighted by revenue and profitability that outperformed our guidance,” stated Tony Zingale, Chairman & CEO of Jive. Zingale added, “The social business market is nearing its tipping point, and we are poised to take full advantage of this shift. With the recent announcement of Jive’s next generation social business platform and Try Jive, the 30-day free trial of that platform, we are extending our multi-year technology lead and continuing to establish Jive as the clear choice for social business solutions among the world’s most successful organizations.”

First Quarter 2012 Financial Highlights

•

Revenue: Total revenue for the first quarter was $25.3 million, an increase of 58% on a year-over-year basis. Within total revenue, product revenue was $21.7 million for the first quarter, an increase of 60% on a year-over-year basis. Professional Services revenue for the first quarter was $3.6 million, an increase of 46% on a year-over-year basis.

•	Non-GAAP Billings: Total billings, which Jive defines as revenue plus the change in total deferred revenue, were $28.2 million for the first quarter, an increase of 52% on a year-over-year basis.

•

Gross Profit: GAAP gross profit for the first quarter was $14.7 million, compared to $9.0 million for the first quarter of 2011. Non-GAAP gross profit was $15.6 million for the first quarter, an increase of 71% year-over-year, and non-GAAP gross margin was 62%, representing approximately 500 basis points of margin improvement, compared to the first quarter of 2011.

•

Loss from Operations: GAAP loss from operations for the first quarter was $8.8 million, compared to a loss of $10.3 million for the first quarter of 2011. Non-GAAP loss from operations was $5.1 million, compared to a non-GAAP loss from operations of $8.1 million for the first quarter of 2011.

•

Net Loss: GAAP net loss for the first quarter was $8.9 million, compared to a net loss of $14.5 million for the same period last year. GAAP net loss per share for the first quarter was $0.15, based on 61.4 million weighted-average shares outstanding, compared to a loss per share of $0.63, based on 23.0 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the first quarter was $5.2 million, compared to a net loss of $8.3 million for the same period last year. Non-GAAP net loss per share for the first quarter was $0.09, based on 61.4 million weighted-average shares outstanding, compared to net a loss per share of $0.36, based on 23.0 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of March 31, 2012, Jive had cash and cash equivalents and marketable securities of $178.1 million, compared to $180.6 million at the end of the fourth quarter.

The company generated $2.1 million in cash from operations and invested $3.4 million in capital expenditures, leading to free cash flow of ($1.3) million for the first quarter. Free cash flow was ($2.9) million for the first quarter of 2011. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights

Jive has recently accomplished the following business highlights:

•

Entered into new and expanded customer relationships including Aetna, Bridgepoint Education, Lafarge, ServiceSource, Palo Alto Networks, Information Security Forum, Genpact International Inc., Plantronics, and a number of prominent financial services and technology companies among others;

•

Delivered its next-generation platform, making social business easier to use and adopt, more accessible, and more pervasive than ever before. The new platform, which introduces an array of new features, is available immediately in Jive Cloud, Jive’s public cloud service. Key elements include:

•

Try Jive, a new group collaboration solution for teams of 25 to 250,000 people. Try Jive provides a fast and easy on-ramp to Jive’s next generation platform via a Jive Cloud deployment and a 30-day free trial, bringing leading-edge social business capabilities to large and small teams

•	Jive Anywhere, a breakthrough feature that provides one-click access to the Jive platform from any website or web application creating a ubiquitous social business experience

•

Jive !App Experiences, an industry first innovation that enables users to interact with applications from within Jive and merge them seamlessly into the social business workflow with a single keystroke

•	Jive Edge, a sophisticated social intelligence engine that leverages the power of big data and the enterprise social graph to provide predictive and personalized search results

•	Enhancements to Jive What Matters activity streams, including customizable Attention Streams focused on specific processes and people

•

Released the Jive Social Intranet Solution, a new internal collaboration solution that allows organizations to transform their intranets into dynamic, socially focused destinations leading to increased productivity and collaboration between employees.

•

Released the Jive Social Customer Service Solution, a turnkey solution that enables a social customer service strategy that can simultaneously improve customer satisfaction while lowering support costs.

•	Introduced Jive Gamification, powered by Bunchball, which drives increased engagement for both internal and external communities through rewards and incentives based on customer utilization.

Financial Outlook

As of May 8, 2012, Jive initiates guidance for its second quarter 2012, and issues improved guidance for the full year 2012, as follows:

•

Second Quarter 2012 Guidance: Total revenue is expected to be in the range of $26.0 million to $27.0 million. Non-GAAP loss from operations is expected to be in the range of $6.5 million to $7.5 million. Non-GAAP loss per share is expected to be in the range of $0.11 to $0.12 based on approximately 61.9 million weighted-average diluted shares outstanding.

•

Full Year 2012 Guidance: Total revenue is expected to be in the range of $110.0 million to $113.5 million. Non-GAAP loss from operations is expected to be in the range of $22.0 million to $24.0 million. Non-GAAP loss per share is expected to be in the range of $0.38 to $0.42 based on approximately 62.0 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of ($5.0) million to ($7.0) million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the first quarter 2012, in addition to discussing the Company’s outlook for the second quarter 2012 and updated guidance for the full year 2012. To access this call, dial (877) 723-9518 (domestic) or (719) 325-4879 (international) with conference ID #5696449. A live webcast of the conference call will be accessible from the Investor Relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through May 22, 2012, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay passcode is 5696449.

About Jive Software

Jive Software (NASDAQ: JIVE) is a leading global Social Business company. We bring social technology innovations from the consumer world into enterprises securely and at scale, changing the way work gets done. Our platform combines the power of big data, enterprise integrations and social collaboration technologies. Millions of people at the world’s largest companies are using Jive-powered communities internally and externally to transform their businesses.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses, non-recurring expenses related to acquisitions, amortization of acquisition related intangible assets, and changes in fair value of warrant liabilities. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the second fiscal quarter of 2012 and the full year of 2012, the future growth of the social business software market, our position to execute on our growth strategy, and our ability to capitalize on our leadership position in the social business market. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business software by enterprises; uncertainty regarding the market for social business software; changes in the competitive dynamics of our market; our ability to increase and predict new subscription, subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

646-277-1251

brian.denyeau@icrinc.com

Media Contact:

Ana Andreescu

(650) 319-1975

ana.andreescu@jivesoftware.com

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2012	2011
Revenues:
Product	$21,671	$13,570
Professional services	3,647	2,497

Total revenues	25,318	16,067
Cost of revenues:
Product	6,822	3,929
Professional services	3,789	3,131

Total cost of revenues	10,611	7,060

Gross profit	14,707	9,007
Operating expenses:
Research and development	8,355	8,667
Sales and marketing	11,356	8,838
General and administrative	3,802	1,790

Total operating expenses	23,513	19,295

Loss from operations	(8,806)	(10,288)
Other income (expense), net:
Interest income	14	15
Interest expense	(88)	(98)
Change in fair value of warrant liability	—	(4,051)
Other, net	(45)	(37)

Total other income (expense), net	(119)	(4,171)

Loss before provision for income taxes	(8,925)	(14,459)
Provision for income taxes	24	30

Net loss	$(8,949)	$(14,489)

Basic and diluted net loss per share	$(0.15)	$(0.63)

Shares used in basic and diluted per share calculations	61,446	23,002

JIVE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$143,749	$180,649
Short-term marketable securities	22,112	—
Accounts receivable, net	28,038	31,999
Prepaid expenses and other current assets	4,113	4,503

Total current assets	198,012	217,151
Marketable securities, noncurrent	12,239	—
Property and equipment, net	14,025	12,639
Goodwill	17,265	17,265
Intangible assets, net	10,252	11,141
Other assets	142	146

Total assets	$251,935	$258,342

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,399	$4,566
Accrued payroll and related liabilities	4,304	6,629
Other accrued liabilities	3,633	5,124
Deferred revenue, current	66,481	62,329
Term debt, current	2,946	2,946

Total current liabilities	82,763	81,594
Deferred revenue, less current portion	14,229	15,497
Term debt, less current portion	9,442	10,192
Other long-term liabilities	341	340

Total liabilities	106,775	107,623
Commitments and contingencies
Stockholders’ equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	262,176	258,779
Accumulated deficit	(113,674)	(104,725)
Accumulated other comprehensive income	3	10

Total stockholders’ equity	145,160	150,719

Total liabilities and stockholders’ equity	$251,935	$258,342

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(8,949)	$(14,489)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,218	1,847
Stock-based compensation	3,085	1,056
Change in fair value of warrant liability	—	4,051
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	3,961	5,521
Prepaid expenses and other assets	388	(266)
Increase (decrease), net of acquisitions, in:
Accounts payable	1,634	2,115
Accrued payroll and related liabilities	(2,325)	(887)
Other accrued liabilities	(845)	(969)
Deferred revenue	2,884	2,605
Other long-term liabilities	1	27

Net cash provided by operating activities	2,052	611
Cash flows from investing activities:
Payments for purchase of property and equipment	(3,401)	(3,486)
Purchases of marketable securities	(34,351)	—
Acquisitions, net of cash acquired	—	(500)

Net cash used in investing activities	(37,752)	(3,986)
Cash flows from financing activities:
Proceeds from exercise of stock options	312	214
Payments of initial public offering expenses	(766)	—
Proceeds from revolving credit facility, net	—	515
Proceeds from term loans	—	1,655
Repayments of term loans	(750)	(354)

Net cash provided by (used in) financing activities	(1,204)	2,030

Net decrease in cash and cash equivalents	(36,904)	(1,345)
Effect of exchange rate changes	4	—
Cash and cash equivalents, beginning of period	180,649	43,348

Cash and cash equivalents, end of period	$143,749	$42,003

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2012	2011
Gross profit, as reported	$14,707	$9,007
Add back:
Stock-based compensation	258	69
Amortization related to acquisitions	625	66

Gross profit, non-GAAP	$15,590	$9,142

Gross margin, non-GAAP	62%	57%

	Quarter Ended March 31,
	2012	2011
Research and development, as reported	$8,355	$8,667
Less:
Stock-based compensation	947	353
Amortization related to acquisitions	—	1,031

Research and development, non-GAAP	$7,408	$7,283

As percentage of total revenues, non-GAAP	29%	45%

	Quarter Ended March 31,
	2012	2011
Sales and marketing, as reported	$11,356	$8,838
Less:
Stock-based compensation	526	309

Sales and marketing, non-GAAP	$10,830	$8,529

As percentage of total revenues, non-GAAP	43%	53%

	Quarter Ended March 31,
	2012	2011
General and administrative, as reported	$3,802	$1,790
Less:
Stock-based compensation	1,354	325

General and administrative, non-GAAP	$2,448	$1,465

As percentage of total revenues, non-GAAP	10%	9%

	Quarter Ended March 31,
	2012	2011
Loss from operations, as reported	$(8,806)	$(10,288)
Add back:
Stock-based compensation	3,085	1,056
Amortization related to acquisitions	625	1,097

Loss from operations, non-GAAP	$(5,096)	$(8,135)

	Quarter Ended March 31,
	2012	2011
Loss before provision for income taxes, as reported	$(8,925)	$(14,459)
Add back:
Stock-based compensation	3,085	1,056
Amortization related to acquisitions	625	1,097
Change in fair value of warrant liability	—	4,051

Loss before provision for income taxes, non-GAAP	$(5,215)	$(8,255)

	Quarter Ended March 31,
	2012	2011
Net loss, as reported	$(8,949)	$(14,489)
Add back:
Stock-based compensation	3,085	1,056
Amortization related to acquisitions	625	1,097
Change in fair value of warrant liability	—	4,051

Net loss, non-GAAP	$(5,239)	$(8,285)

	Quarter Ended March 31,
	2012	2011
Basic and diluted net loss per share, as reported	$(0.15)	$(0.63)
Add back:
Stock-based compensation	0.05	0.05
Amortization related to acquisitions	0.01	0.05
Change in fair value of warrant liability	0.00	0.18

Basic and diluted net loss per share, non-GAAP	$(0.09)	$(0.36)

	Quarter Ended March 31,
	2012	2011
Total revenues	$25,318	$16,067
Deferred revenue, end of period	80,710	52,628
Less: Deferred revenue, beginning of period	(77,826)	(50,195)

Billings	$28,202	$18,500